Exhibit 10.18

CONTRATO DE TRABAJO

En Barcelona, a 11 de febrero 2011.

COMPARECEN

POR UNA PARTE, GC Aesthetics Spain S.L.U. (en lo sucesivo Ia “EMPRESA”), con domicilio Ratingen, Alemanla, calle Kalserwerther 115, con N.I.F. B86060852 y N° de Ia Seguridad Social 08/169577042, y

POR LA OTRA PARTE, D. Ignacio Salla Burcet (en lo sucesivo el “TRABAJADOR”), mayor de edad, con domicilio en calle Sant Ecuador 26, casa 2, Barcelona, con D.N.I. 46236223J en vigor y N° de la Seguridad Social 08/05346274/48.

Actua en su nombre proplo y derecho. Las dos partes reconocen que ambas tienen capacidad juŕidica para celebrar el presente contrato de trabajo y, por lo tanto,

DECLARAN

Que ambas partes acuerdan celebrar el presente contrato de trabajo, sujeto a las disposiciones del Estatuto de los Trabajadores espanol y al Convenio Colectivo para las empresas mayoristas e importadoras de productos qúimicos industriales y de drogueŕia, perfumeŕia y anexos (el “convenio Colectivo aplicable”), por las demas disposiciones legales que le sean apllcables y, en especial, por las slguientes

CLÁUSULAS

PRIMERA.- Puesto

El TRABAJADOR prestará sus servicios a la EMPRESA como Director de Ventas y estara ligado a Ia EMPRESA por una relacion de trabajo ordinaria.

EMPLOYMENT CONTRACT

In Barcelona, on this 11 day of February, 2011

COME TOGETHER

ON THE ONE PART, GC Aesthetics Spain S.L.U. (hereinafter the “COMPANY”), with domicile at Ratingen, Germany, Kaiserwerther Street 115, Tax Identity Code 886060852 and Social Security number 08/169577042, and

ON THE OTHER PART, Mr. Ignacio Salla Burcet (hereinafter the “EMPLOYEE”), of full age, with domicile at calle Sant Ecuador 26, casa 2, Barcelona, holder of Identity Card number 4623223J in force, and Social Security number 08/05346274/48

In his own name and right. Both parties recognise each other legal capacity to execute this employment contract and they therefore

DECLARE

That both parties wish to conclude this employment contract, which shall be bound by the provisions of the Spanish Workers’ Statute and by Collective Bargaining Agreement for Wholesalers and Importers of Products related to the Chemical Industry, Drugstore, Perfumery and Annexes (the “Collective Bargaining Agreement”), by any other applicable legal provisions and, particularly, by the following

CLAUSES

FIRST.- Appointment:

The EMPLOYEE shall provide his services for the COMPANY as Sales Manager and shall be bound to the COMPANY by means of an ordinary employment relationship.

La EMPRESA podrá asignar al TRABAJADOR todas las tareas que considere apropiadas siempre que dlchas tareas sean propias del puesto de Director de Ventas o demas tareas que se requieran en el futuro y que supongan menoscabo alguno al TRABAJADOR.

SEGUNDA.- Duración

El presente contrato es de duracion indefinida y entrara en vigor el 1 de marzo de 2011.

TERCERA.- Periodo de prueba

Ambas partes acuerdan un periodo de prueba de tres (3) meses.

Durante dicho periodo de prueba, tanto Ia EMPRESA como el TRABAJADOR pueden rescindir el contrato de trabajo sin previa aviso ni indemnizacion alguna.

CUARTA.- Jornada de trabajo

La jornada de trabajo efectivo anual sera de 40 horas semanales de promedio en computo anual. Las horas de trabajo se distribuiran normalmente de forma flexible durante 5 dias de Lunes a Viernes.

El TRABAJADOR tendra flexibilidad horaria y podra organizar y dlstribuir sus horas de trabajo de Ia forma que crea mas conveniente, sin perjuicio, de los limites propios de su jornada de trabajo y de conformidad con las directrices que Ia EMPRESA pueda establecer a tales efectos.

QUINTA.- Lugar de trabajo

Sin perjuicio de Ia necesarla movilidad geografica lnherente a su puesto de trabajo el TRABAJADOR puede prestar sus servicios donde considere apropiado en cada momenta, con movilidad dentro de Ia zona geografica aslgnada (Espana).

Inicialmente el trabajador prestara serviclos desde su domicilio, aunque es posible que Ia EMPRESA finalmente abra un centro de trabajo en Barcelona.

The COMPANY shall be able to assign to the EMPLOYEE all the tasks it considers appropriate provided that such tasks are appropriate to the post of Sales Manager, or any other that may be recognized in no the future, and entail no detriment whatsoever to the EMPLOYEE.

SECOND.- Duration

This contract is permanent and shall enter into force on March 1. 2011.

THIRD.- Trial period

Both parties agree to a trial period of three (3) months.

During this trial period, both the COMPANY and the EMPLOYEE may terminate the employment contract without a prior notice or any compensation whatsoever.

FOURTH.- Working schedule

The working schedule of the EMPLOYEE shall be 40 hours per week, on average. The work hours will be normally distributed on a flexible basis over 5 days from Monday to Friday.

The EMPLOYEE will have time flexibility and he will have the faculty to organize, at his will, his work time, without prejudice of his work day limitations and in accordance with the COMPANY’s directives.

FIVETH.- Workplace

Without prejudice to the necessary geographic mobility related to his job position the EMPLOYEE may perform his services where he finds it appropriate in each moment, with mobility inside the geographic zone assigned Spain.

Initially the employee will working from his domicile, though it is possible that the COMPANY may eventually open an office in or around Barcelona.

SEXTA.- Retribución

El TRABAJADOR percibiŕa par todos sus servicios una retribucl6n bruta anual fija de 70.000,00 EUROS (setenta mil Euros).

La cuantia anteriormente mencionada se dlstribuiŕa en 12 pagas durante el año natural. Con respecto al año en el que el TRABAJADOR se incorpore o deje Ia EMPRESA, Ia retribución que le corresponde se calculará en proporción al peŕiodo de tiempo trabajado por el TRABAJADOR en Ia EMPRESA.

Adicionalmente, el TRABAJADOR podŕia percibir, una remuneración variable, tal y como se determinará en un documento anexo.

La retribución bruta anual percibida en cualquier momenta por el TRABAJADOR compensará y absorberá toda cantidad a Ia que tenga derecho según Ia nomativa legal o convencional en vigor. Todas las retenciones fiscales, cotizaciones de Ia Seguridad Social o pagos similares que deben realizarse segun las normas aplicables a este respecto se deduclran de dicha retribución.

SÉPTIMA.- Vacadones

El TRABAJADOR tendŕa derecho a 30 dias naturales de vacaciones anuales pagadas.

El peŕiodo de vacaciones de Ia EMPRESA se extiende desde el 1 de enero al 31 de diciembre. Las vacaciones deben ser aprobadas con antelación por Ia EMPRESA.

Las vacaciones pendientes a 31 de diciembre no podŕan transferirse al año siguiente, salvo acuerdo con Ia EMPRESA en este sentido.

Con respecto al año en el que el TRABAJADOR se una o deje Ia EMPRESA, las vacaciones que le corresponden serán Ia parte proporcional de las vacaciones acumuladas en el año natural en el que el TRABAJADOR se lncorpore a o abandone su puesto en Ia EMPRESA, respectivamente.

SIXTH.- Remuneration

The EMPLOYEE shall receive as remuneration for all his services, a fixed annual gross remuneration of 70.000,00 EUROS (Euros Seventy thousand).

The above amount shall be paid in 12 payments during the calendar year. With regard to the month In which the EMPLOYEE joins or leaves the COMPANY, the remuneration to which he will be entitled shall be calculated in proportion to the period worked by the EMPLOYEE In the COMPANY.

Also, the EMPLOYEE will receive, a variable remuneration, as mentioned in annex document.

The annual gross remuneration received at any time by the EMPLOYEE shall compensate for and absorb any amounts to which he might be entitled under the regulations, statutory or conventional, in force. Any tax withholdings, Social Security contributions or similar payments that must be made in accordance with the applicable regulations in this respect, shall be deducted from said remuneration.

SEVENTH.- Holidays

The EMPLOYEE shall be entitled to annual paid holidays of 30 calendar days.

The COMPANY’s holiday year runs from 1st January to 31st December. Holidays must be approved in advance by the COMPANY.

Pending holidays as at 31st December cannot be carried forward to the next year, unless otherwise agreed with the COMPANY.

With regard to the year In which the EMPLOYEE joins or leaves the company, the holidays to which he shall be entitled shall be the proportional part of the holidays accrued in the calendar year in which the EMPLOYEE takes up or gives up his post in the COMPANY, respectively.

OCTAVA.- Obligaciones de Ia empresa

La EMPRESA se compromete formalmente a:

a) Cumplir con todas las obligaciones y disposiciones legales vigentes con relación a Ia Seguridad Social y Segurldad y Salud laboral, asuntos laborales y retenciones fiscales y pagos que afecten al TRABAJADOR.

b) Cumplir con Ia normativa laboral y demostrar respeto y consideración para con el TRABAJADOR.

NOVENA.- Obligaciones y deberes del trabajador

Durante Ia vigencla del presente contrato y sin perjuicio de las obligaciones y responsabllldades lnherentes a su puesto, el TRABAJADOR:

a) Prestaŕa sus servicios, según se lo indique Ia EMPRESA, en el centro de trabajo indicado en Ia cláusula quinta del presente contrato y sin perjuicio de Ia movilidad transltoria o viajes de negocios que sean necesarios y de los que se le pondŕa sabre aviso con Ia suficiente antelación, en Ia medida en que sea posible.

b) Cumplirá con las normas que rigen el respeto y Ia consideración frente a todo el personal de Ia EMPRESA y Ia EMPRESA en general.

c) Respetará y quedara a disposición de las normas y compromisós establecidos por Ia EMPRESA con relación a asuntos de Seguridad Social, Salud y Seguridad, optima realización de las tareas asignadas, capacitación personal y profeslonal, jornada de trabajo, vacaclones y permlsos, notlficación inmediata de ausencia y, en general, a las normas de Ia EMPRESA que contribuyan al mejor funcionamlento de Ia misma.

EIGHTH.- Obligations of the Company

The COMPANY formally undertakes to:

a) Comply with and observe all the obligations and legal provisions in force in relation to Social Security and Health and Safety, employment issues and tax withholdings and payments affecting the EMPLOYEE.

b) Comply with regulations and show respect and consideration towards the EMPLOYEE.

NINTH.- Obligations and duties of the Employee

During the term of this contract and without prejudice to the obligations and responsibilities inherent to the post he holds, the EMPLOYEE shall:

a) Provide his services, as instructed by the COMPANY, where indicated In clause Five of this contract and without prejudice to temporary mobility or business trips that may be necessary and which will be sufficiently forewarned in advance, as much as possible.

b) Comply strictly with the rules governing respect and consideration vis-a-vis all the staff of the COMPANY and the COMPANY In general.

c) Respect and avail themselves of the rules and commitments established by the COMPANY relating to Social Security matters, Health and Safety; making the best use of the tasks assigned; his own personal and professional training; working hours, holidays and leave; immediate notification of absences; and in general those rules of the COMPANY that contribute to the smooth running thereof.

DECIMA.- Confidencialidad

Durante Ia vigencia del presente contrato y con posterioridad a su termlnación, el TRABAJADOR, excepto cuando desempeñe sus deberes y cuando ello sea beneficloso para Ia EMPRESA, no revelará a otras personas o empresas, en España o fuera del páis, información relacionada con los asuntos comerclales o financieros de Ia EMPRESA, contactos comerciales, clientes o demás asuntos relaclonados con Ia EMPRESA, sin autorización expresa de Ia EMPRESA, implementando los medios necesarlos para evitar revelar dichos secretos, conocimientos o informaciones.

Tanto durante la vigencia del contrato con la EMPRESA como después de su terminatión, el TRABAJADOR guardará absoluta confidencialidad con respecto a las caracteŕisticas y peculiaridades de Ia actividad económica y comerciai de Ia EMPRESA (y/no sus filiales o empresas inversoras) en todos los asuntos relacionados con inforrnación confidential, es decir, información que no es de conocimiento público fuera de la EMPRESA, independientemente del asunto en cuestión.

La obligación de mantener el secreto comercial implica que el TRABAJADOR no hará uso de cualquier información concerniente a las transacciones o posibles transacciones de la EMPRESA y no revelará a otra persona, sin la autorización de Ia EMPRESA, toda información confidencial o secreto comercial con relación a las actividades de Ia EMPRESA o sus asociados, o brindará cualquier información con relación a invenciones, investigaciones, planes comerciales o estudios de mercado llevados a cabo por o para la EMPRESA (y/o sus filiales o empresas inversoras).

En cualquier caso, se le solicitara al TRABAJADOR que devuelva a la EMPRESA toda la documentación, muestras, materiales, dibujos y planos con relacion a las actividades de Ia EMPRESA que se encuentren en su posesión cuando abandone la EMPRESA.

El incumplimiento de la obligación de mantener el secreto commercial establecido en la presente cláusula constituirá una causa justa de despido, y la EMPRESA podrá reclamar la correspondiente indemnización de dafios y perjuiclos, si lo considera necesarlo.

TENTH.- Confidentiality

During the term of this contract and subsequent to its termination, the EMPLOYEE, except while performing his duties and when this is beneficial to the COMPANY, shall not reveal to any other person or company, in Spain or outside the country, information relating to the COMPANY’s business or financial affairs, business contacts, customers or other issues relating to the COMPANY, without the express authorisation of the COMPANY, implementing the necessary means to avoid the disclosure of such secrets, knowledge or information.

Both during the term of his contract with the COMPANY and subsequent to its termination, the EMPLOYEE shall maintain strict confidentiality with respect to the characteristics and peculiarities of the economic and business activity of the COMPANY (and/or its subsidiaries or investee companies), in all matters relating to confidential information, i.e. those that are not of general knowledge outside the COMPANY, irrespective of the matter concerned.

The trade secret obligation entails that the EMPLOYEE shall not make use of any information concerning the transactions or possible transactions of the COMPANY and shall not reveal to anyone, without the authorisation of the COMPANY, any confidential information or trade secret relating to the activities of the COMPANY or its associates, or provide any information relating to inventions, investigations, commercial plans or market research carried out by or for the COMPANY (and/or its subsidiaries or investee companies).

In any event, the EMPLOYEE shall be required to return to the COMPANY all the documentation, samples, materials, drawings and plans relating to the activities of the COMPANY that are in his possession when he leaves the COMPANY.

Failure to comply with the trade secret obligation established in this Clause shall constitute fair grounds for dismissal, and the COMPANY shall be able to claim the relevant compensation for damages if it considers this necessary.

UNDÉCIMA.- No competencia

El TRABAJADOR acuerda que durante su relación laboral con la EMPRESA, el TRABAJADOR no se asociará con carácter de propletario, empleado, agente, asesor, administrador, socio, director u otro puesto con otra empresa cuya actividad comercial preste servicios o productos similares a los de Ia EMPRESA o a los de las compañias pertenecientes al Grupo Aesthetics Ltd. o que de algún otro modo compita con Ia EMPRESA.

DUODECIMA.- Terminación del contrato

Tanto el TRABAJADOR corno la EMPRESA pueden rescindir el presente contrato, con sujeción a las causas y condiciones establecidas en el Estatuto de los Trabajadores y en el Convenio Colectivo de aplicación.

Si el TRABAJADOR desea resolver el presente contrato, debe dar un aviso previo por escrito de al menos quince (15) dias. El incumplimiento de dicha obligación será sancionado con una cantidad equivalente a un dia de Ia retribución del TRABAJADOR por cada dia de no cumplimlento de dicho peŕiodo de aviso.

No obstante, en caso de incumplimiento grave del TRABAJADOR la EMPRESA se reserva el derecho de despedir al TRABAJADOR sin conceder el preaviso ni tener que pagarlo en caso de no respetario.

DECIMOTERCERA.- Protección de datos

El TRABAJADOR acepta y acuerda que los datos personales con relación a su persona y a su puesto con la EMPRESA puedan, hasta donde sea razonablemente necesario con relación a su empleo o a la actividad comercial de la EMPRESA:

(i) Recopilarse y mantenerse (en copia impresa y/o formulario legible por ordenador) y ser procesados per Ia EMPRESA.

(ii) Ser revelados o transferidos a otros empleados de Ia EMPRESA, a otra empresa asociada o a sus empleados o a otras personas en la medida en que sea razonabiemente necesarlo, y, de otra manera, según lo requerido o permitido por la ley.

ELEVENTH.- Non-competition

The EMPLOYEE agrees that during his employment with the COMPANY, the EMPLOYEE shall not become associated as an owner, employee, agent, consultant, officer, partner, director, or in any other capacity with any enterprise engaged in a business which furnishes services or products similar to the COMPANY or to the companies which belong to the GC Aesthetics Ltd. Group or otherwise in any way compete with the COMPANY.

TWELVETH.- Termination

This contract may be terminated by either the EMPLOYEE or the COMPANY, subject to the reasons and conditions established in the Workers’ Statute and the applicable Collective Bargaining Agreement.

Either party wishing to terminate the contract must give at least fifteen (15) days prior notice in writing. Breach of such obligation will be sanctioned with an amount equal to one day of the EMPLOYEE’s remuneration for each day of non-fulfilment of said notice period.

Notwithstanding, in the event of gross misconduct of the EMPLOYEE the COMPANY reserves the right to dismiss the EMPLOYEE without notice or pay in lieu of notice.

THIRTEENTH.- Data Protection

The EMPLOYEE accepts and agrees that personal data relating to him and to his employment with the COMPANY may, to the extent that it is reasonably necessary in connection with his employment or the business of the COMPANY:

(i) Be collected and held (In hard copy and/or computer readable form) and processed by the COMPANY; and

(ii) Be disclosed or transferred to other employees of the COMPANY, to any other associated company or their employees, or to any other persons as may be reasonably necessary, and as otherwise required or permitted by law.

DECIMOCUARTA.- Seguridad y prevención de riesgos

El Trabajador debera cumplir las normas de seguridad y salud de la Compañia, y se compromete a cumplirlas de acuerdo con el Plan de Prevención vigente y la legislación aplicable.

El Trabajador declara que ha recibido y léido la información referente a las instrucciones de seguridad sobre las medidas preventivas, de actuación ante situaciones de emergencia, asi como de los riesgos generales y especificos correspondiente al puesto de trabajo.

Asimismo, el Trabajador declara haber recibido la formación práctica necesaria para poder cumplir y aplicar las instrucciones de seguridad generales y especificas señaladas, tras lo cual, se compromete a cumplir las instrucciones de sequridad generales y especificas recibidas.

DECIMOQUINTA.- Modificaciones del contrato

Cualquier tipo de modificacion a las cláusulas del presente contrato se debe realizar por escrito.

En fe de lo cual y para que conste, se extiende y firma el presente documento por duplicado, en el lugar y fecha indicados en el encabezamiento.

THE EMPLOYEE

/s/ Mr. Ignasi. Salla
Mr. Ignasi. Salla

FOURTEENTH.- Safety and risk prevention

The employee shall comply with the Company’s The Employee shall comply with the Company’s safety regulations in accordance with the currently valid action plans.

The Employee states that he has received and read the information regarding the instructions about security and preventive measures, behavior in emergency situations, as well as the general and specific risks related.

Likewise, the Employee declares that he has received practical training to be able to meet and apply the general and specific security instructions and therefore, he undertakes to comply with the Instructions received.

FIFTEENTH.- Amendments to the contract

Any type of amendment to the clauses hereof shall be made in writing.

In witness whereof and for such purposes as may be requisite, this document is issued and signed in duplicate, on the date and at the place mentioned above.

THE COMPANY

/s/ Barry Hatt

On behalf of and representing GC Aesthetics Spain S. L.

Signed on behalf of

GC Aesthetics Spain S.L. by Barry Hatt

ANEXO

En Barcelona, a 18 defebrero de 2011

Las partes contratantes:

1.	GC Aesthetics Spain S.L. (en Jo sucesivo la “COMPAÑIA”), con domicilio Calders, Barcelona, calle Peguera (Ur. La Guardia) con N.IF. B65382400, representada en este acto por el Sr. Erik Vogelenzang, como representante legal de Ia Compañia.

Y

2.	D. Ignacio Salla Burcet (en lo sucesivo el “TRABAJADOR”), mayor de edad, con D.N.I. 46236223J en vigor,

Acrua en su nombre propio y derecho.

MANIFIESTAN

I.	Que el 1 de marzo de 2011 se inicia una relación laboral en Ia que el trabajador D. Ignacio Salla Burcet, ocupará el puesto de Director Comercial.

II.	Que en Ia cláusula sexta del contrato se estipuló que la retribución variable se determinaria en un anexo a parte, en virtud de lo cual, ambas Partes para el año 2011

ACUERDAN

1.	Que el trabajador recibirá durante los doce (12) primeros meses de su relación laboral una retribución variable (Bonus), que consistirá en un 25% de Ia retribución pactada en el contrato de rabajo suscrito en fecha 11 de febrero de 2011, el cual, ascenderá a 17.500 Euros (DIECISIETE MIL QUINIESTON EUROS), teniendo en cuenta un salario anual bruto de 70.000 Euros (SETENTA MIL EUROS). El bonus será abonado en cuatro cuotas iguales de 4.375 Euros (CUATRO MIL TRESCIENTOS SETENTA Y CINCO EUROS) en las nóminas de mayo, agosto y noviembre del 2011 y febrero de 2012.

ANNEX

In Barcelona, on 18 February 2011

The contracting parties:

I.	GC Aesthetics Spain S.L. (hereinafter referred to as the “COMPANY”), with registered office in Calders, Barcelona, at calle Peguera (Ur. La Guardia) and Tax Identification Number B65382400, hereby represented by Mr. Erik Vogelenzang, as legal representative of the Company.

And

2.	Mr. Ignacio Salla Burcet (hereinafter referred to as the “WORKER”), of legal age and with Spanish Identity Card number 4623223J in force,

In his own name and right.

WHEREAS

I.	That on 1 March 2011. Ignacio Salla Burcet will iniciate albour relationship by virtue of which he will perform duties as Sales Manager.

II.	That according to the sixth clause of the employment agreement the variable remuneration sets forth that the remuneration would be set forth in a separate annex, by virtue of which, both Parties for 2011

AGREE

1.

That the employee will receive, during the first twelve (12) months of his employment relationship, a variable remuneration (Bonus) that will consist of the 25% of the agreed-upon remuneration stipulated in the employment contract entered into on 11 February 2011, which will be increased up to Euro l7,500 (EURO SEVENTEEN THOUSAND AND FIVE HUNDRED),considering a gross annual salary amounting to Euro 70,000 (EURO SEVENTY THOUSAND). The bonus will be paid in four equal installments of Euro 4,375 (EURO FOUR THOUSAND AND THREE HUNDRED SEVENTY

La percepción de la retribución variable estará condicionada at cumplimiento de los requisitos y objetivos que anualmente serán fijados por Ia Compañia.

No obstante para el año 2011 la Compania garantiza el pago del bonus anteriormente descrito, en Ia forma, o la parte proporcional que pudiera corresponder.

2.	El sistema de retribución variable será extraordinaria y su cuantia quedará condicionada a la consecución de los objetivos acordados anualmente y a Ia valoración de los servicios prestados por el Trabajador. Por ello, la percepción de su importe no constituirá en ningún caso un concepto salarial consolidado de acuerdo con el articulo 26.3 del ET o un “derecho adquirido” una “condición más beneficiosa” para años sucesivos, ni garantizará su pago en años venideros.

Igualmente, ambas Partes acuerdan que en el caso que se produzca cualquier supuesto de extinción del Contrato (salvo despido declarado procedente) durante su periodo de devengo, el Trabajador tendrá derecho a Ia percepción de Ia referida remuneracion variable en su parte proporcional, siempre que hubiere cumplido hasta la fecha de extinción del Contrato los objetivos y requisites pactados periódicamente.

Las condiciones y detalles del pago de Ia retribución variable estarán sujetos a modificación, actualización o supresión por parte de GC Aesthetics, de forma unilateral, en el memento de su revisión.

En caso de que las condiciones y detalles del pago de la retribución variable se prorroguen de un año a otto sin alteración, se mantendŕa en todo caso lo mencionado en el párrafo anterior en cuanto a la modificación, actualización o supresión.

En caso de terminación del contrato durante el periodo de prueba será abonada como máximo una cuota.
FIVE) in the payrolls of May, August and November 2011 and February 2012.

The payment of the variable remuneration will be conditioned to the accomplishment of the requirements and objectives that will be annually aimed by the Company.

However, the Company guarantees the payment of the above-mentioned bonus for 2011 in the corresponding form and proportion.

2.	The variable remuneration system will be extraordinary and its amount will be conditioned to the achievement of the annually agreed-upon objectives and the appraisal of each worker’s performance. Therefore, the payment of the amount will not constitute in any case a consolidated salary, under article 26.3 of the Workers’ Statute or a “vested right” or a “most profitable condition” for the hereinafter years, and will not guarantee any payment in coming years.

Likewise, both Parties agree that in the event that any termination of the Contract may occur (except in case of dismissal for cause) during its accrual period, the Worker is entitled to be proportionally paid the referred variable remuneration, provided he has achieved the objectives and agreed-upon requirements up to the termination of the contract.

The conditions and details of the variable remuneration payment will be subject to modification, update, or elimination by GC Aesthetics, (one-sided), at the time of its revision.

In case conditions and details of the payment of the variable remuneration are extended from one year to the next without being altered, the aforementioned in the paragraph above shall apply as to modification, update or elimination.

In case of termination of the Contract during the probation period, one installment will be paid at most.

3.	Si bien el Contrato de Trabajo ha sido inicialmente redactado en ingles y español, para cualquier interpretación del contenido del mismo, prevalecerá Ia version escrita en español.

En testimonio de lo cual las partes firman el presente Acuerdo por duplicado en la fecha y lugar indicados en el encabezamiento.

The Employee

/s/ Mr. Ignasi. Salla
Mr. Ignasi. Salla
3.	Although this Employment Agreement has been drafted jn English and Spanish, in the event that any ambiguities or inaccuracies should arise from the translation into any other language, the Spanish written version will prevail.

In witness whereof, the parties hereby sign this contract in duplicate, on the date and in the place indicated on page one.

The Company

/s/ Mr. E. Vogelenzang

On behalf of and representing GC Aesthetics Spain S. L.